Exhibit 99.1

From:	Hifn, Inc. 750 University Avenue Los Gatos, CA 95032
Contact:	William R. Walker, Vice President and Chief Financial Officer 408-399-3537 wwalker@hifn.com

Hifn Returns to Profitability

LOS GATOS, Calif., July 20, 2007 – Hifn™ (NASDAQ: HIFN) today reported financial results for the third quarter and nine months ended June 30, 2007.

Revenues for the third quarter of fiscal 2007 were $11.7 million, an increase of six percent from the $11.0 million in revenues reported in the previous quarter and a decrease of five percent from the $12.3 million in revenues reported in the third quarter of fiscal 2006. Revenues for the nine months ended June 30, 2007 were $32.0 million, a decrease of eight percent from the $34.6 million reported for the nine months ended June 30, 2006.

Net income for the third quarter ended June 30, 2007, on a generally-accepted accounting principles basis (GAAP), was $284,000, resulting in fully diluted income of $0.02 per share, which includes stock-based compensation expense of $762,000. Non-GAAP net income, excluding stock-based compensation expense, for the third quarter of fiscal 2007 was $1.0 million, or $0.07 per share. Net loss for the third quarter ended June 30, 2006, on a GAAP basis, was $2.2 million, or a loss of $0.16 per share, which includes stock-based compensation expense of $268,000. Non-GAAP net loss, excluding stock-based compensation expense, for the third quarter of fiscal 2006 was $1.9 million, or a loss of $0.14 per share.

Net loss for the nine months ended June 30, 2007, on a GAAP basis, was $3.1 million, or a loss of $0.22 per share, which includes stock-based compensation expense of $1.7 million. Non-GAAP net loss, excluding stock-based compensation expense, for the nine months ended June 30, 2007 was $1.4 million, or $0.10 per share. Net loss for the nine months ended June 30, 2006, on a GAAP basis, was $6.4 million, or a loss of $0.47 per share, which includes stock-based compensation expense of $742,000. Non-GAAP net loss, excluding stock-based compensation expense, for the nine months ended June 30, 2006 was $5.6 million, or a loss of $0.42 per share.

“We are pleased with our results for the third quarter in which the profit announced today is in advance of the business model we presented in January. This is our second sequential quarter of top-line

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growth and where we continued to demonstrate the market acceptance of our Express line of board products by doubling the revenues for the third consecutive quarter. The positive effects of our realignment and cost containment measures completed in previous quarters have settled in," said Albert E. Sisto, Chairman and CEO. “This has been the turnaround quarter for Hifn. Orders from long standing customers continued at expected levels while we continued to improve our execution and operating performance at every level of our business. This was a quarter of significant financial improvement across the board, returning to profitability, sequential growth, cash generation and improved working capital,” Sisto continued. “We believe we have a solid financial base, new products and the design wins to give us the capability to grow the business and maintain our positive momentum."

Hifn management will hold a conference call to discuss these results today, July 20, 2007 at 6:00 a.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 5:45 a.m. Playback of the conference call will be available for 72 hours after the call and may be accessed by calling 800-642-1687, pass code 6000159. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at http://www.hifn.com.

About Hifn

Hifn powers network and information security. Leveraging over a decade of leadership and expertise in data encryption and compression, we are a trusted partner to industry innovators for whom security is critical to their success. With the majority of secure global communications flowing through Hifn technology, the convergence of security, storage and assured access drives our product roadmap forward. We will continue as the first resource for the toughest security requirements because we anticipate as we innovate in a field that leaves no margin for error. Hifn sets the industry standards and technology firsts to secure, compress and assure information wherever needed. For more information, please visit:  http://www.hifn.com.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995:  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company’s future financial performance including statements related to continued market acceptance of the Express line of boards, positive effects of cost containment measures, continued improvement in execution and operating performance at every level of our business and leveraging of a solid financial base, new products and capability to grow the business and maintaining the positive momentum are all forward-looking statements within the meaning of the Safe Harbor. There are several factors that may cause actual results to differ materially from those contemplated by the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn’s ongoing

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technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not be achieved due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Hifn is providing non-GAAP net income (loss) and non-GAAP net income (loss) per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally-accepted accounting principles and may be different from pro forma measures used by other companies. We believe that presenting net loss and net loss per share excluding stock-based compensation expense is useful to management and investors as it provides a more meaningful understanding of our ongoing operating performance and also facilitates comparison of operating trends across reporting periods. Hifn management uses these non-GAAP measures internally to make strategic decision and evaluate the company’s current performance and deem it  important for investors to understand how management interpret current and future operating results. These non-GAAP measures should not be viewed as a substitute for Hifn’s GAAP results.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

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HIFN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006

Net revenues	$11,671	$12,252	$31,969	$34,643

Costs and operating expenses:
Cost of revenues	3,964	4,118	10,764	11,929
Research and development	2,916	6,040	10,336	17,224
Sales and marketing	2,097	2,084	6,036	5,878
General and administrative	1,940	1,841	7,040	4,960
Amortization of intangibles	737	784	2,212	2,378
	11,654	14,867	36,388	42,369
Income (loss) from operations	17	(2,615)	(4,419)	(7,726)
Interest and other income, net	489	489	1,469	1,358
Income (loss) before income taxes	506	(2,126)	(2,950)	(6,368)
Provision for income taxes	222	85	175	15
Net Income (loss)	$284	$(2,211)	$(3,125)	$(6,383)

Net Income (loss) per share:
- Basic	$0.02	$(0.16)	$(0.22)	$(0.47)
- Diluted	$0.02	$(0.16)	$(0.22)	$(0.47)

Weighted average shares outstanding:
- Basic	14,109	13,842	14,010	13,725
- Diluted	14,398	13,842	14,010	13,725

Note: Net income for the three months ended June 30, 2007 includes stock-based compensation expense of $762,000. Net loss for the nine months ended June 30, 2007 includes stock-based compensation expense of $1.7 million. The following table sets forth a reconciliation of net income (loss) and net income (loss) per share on a non-GAAP basis, which excludes stock-based compensation expense, to GAAP net income (loss) and net income (loss) per share, for the three and nine months ended June 30, 2007 and 2006 as follows (in thousands, except per share amounts):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006

Net income (loss) excluding stock-based compensation expense (non-GAAP)	$1,046	$(1,943)	$(1,376)	$(5,641)
Stock-based compensation expense	(762)	(268)	(1,749)	(742)
Net income (loss) (GAAP)	$284	$(2,211)	$(3,125)	$(6,383)

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	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
Basic
Net income (loss) per share, excluding stock-based compensation expense (non-GAAP)	$0.07	$(0.14)	$(0.10)	$(0.42)
Stock-based compensation expense per share	(0.05)	(0.02)	(0.12)	(0.05)
Net income (loss) per share (GAAP)	$0.02	$(0.16)	$(0.22)	$(0.47)

Diluted
Net income (loss) per share, excluding stock-based compensation expense (non-GAAP)	$0.07	$(0.14)	$(0.10)	$(0.42)
Stock-based compensation expense per share	(0.05)	(0.02)	(0.12)	(0.05)
Net income (loss) per share (GAAP)	$0.02	$(0.16)	$(0.22)	$(0.47)

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HIFN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2007	September 30, 2006

ASSETS

Current assets:
Cash & short-term investments	$37,463	$38,777
Accounts receivable, net	5,425	4,614
Inventories	3,461	2,028
Prepaid expenses and other current assets	1,461	1,571
Total current assets	47,810	46,990

Property and equipment, net	2,061	2,356
Intangibles and other assets, net	6,220	8,130
	$56,091	$57,476

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,150	$1,672
Accrued expenses and other current liabilities	3,918	5,119
Total current liabilities	6,068	6,791

Stockholders’ equity:
Common stock	14	14
Paid-in capital	168,736	166,100
Accumulated other comprehensive loss	-	(1)
Accumulated deficit	(114,300)	(111,175)
Treasury stock, at cost	(4,427)	(4,253)
Total stockholders’ equity	50,023	50,685
	$56,091	$57,476